SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14c of the Securities Exchange Act of 1934

☐ Check for appropriate box:
☐ Preliminary Information Statement
☐ Confidential, for Use of Commission Only (as permitted by Rule 14c-5(d)(2))
 ☒ Definitive Information Statement

FIREMANS CONTRACTORS, INC.
(Name of Registrant As Specified In Charter)

Payment of Filing Fee. (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

Common Stock, par value $0.001 per share
Class A Convertible Preferred Stock, par value $1.00 per share
Class B Convertible Preferred Stock, par value $0.001 per share

2) Aggregate number of securities to which transaction applies:

948,330,733 shares of Common Stock
250,000 shares of Class A Convertible Preferred Stock
5,000,000 shares of Class B Convertible Preferred Stock

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A

4) Proposed maximum aggregate value of transaction: N/A

5) Total Fee paid: N/A

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

FIREMANS CONTRACTORS, INC.
2313 E Loop 820 N
Fort Worth, TX 76118

NOTICE OF STOCKHOLDER ACTION TO BE TAKEN
PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

July 19, 2013

Dear Firemans Contractors, Inc. Stockholders:

This Information Statement is furnished to provide notice to stockholders of Firemans Contractors, Inc., a Nevada corporation (the “Company”), in connection with approval by our Board of Directors (the “Board”) and a majority of our stockholders to take the following action:

1.The Articles of Incorporation have been amended to reflect a 1 for 50 shares reverse split of both our authorized and outstanding Common Stock. The effect of the reverse stock split will be to decrease our authorized Common Stock from 950,000,000 shares to 19,000,000 shares, and will decrease our outstanding Common Stock from 948,330,733 to 18,966,615 shares.

2.The Articles of Incorporation have been amended to thereafter increase the authorized number of shares of our Common Stock from 19,000,000 shares to 600,000,000 shares.

3.The Articles of Incorporation have been amended to increase the authorized number of shares of our Class A Convertible Preferred Stock from 250,000 shares to 350,000 shares.

4.The Articles of Incorporation have been amended to increase the authorized number of shares of our Class B Convertible Preferred Stock from 5,000,000 shares to 40,000,000 shares.

Stockholders of record at the close of business on May 1, 2013, are entitled to notice of this stockholder action by written consent. Since the action has been approved by the holders of the required majority of the outstanding shares of our voting stock, no proxies were or are being solicited.

Please read this notice carefully. It describes the change in the Company’s capitalization and contains certain additional related information. Additional information about the Company is contained in its current and periodic reports filed with the United States Securities and Exchange Commission (the “SEC”). These reports, their accompanying exhibits and other documents filed with the SEC may be inspected without charge at the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained from the SEC’s EDGAR archives at http://www.sec.gov/index.htm.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the Corporate Action cannot become effective until twenty (20) days after the date this Information Statement is mailed to the Company’s stockholders. We anticipate that the amendment will become effective on or after August 15, 2013.

By order of the Board of Directors /s/ Renee Gilmore By: Renee Gilmore Its: President

INFORMATION STATEMENT
PURSUANT TO SECTION 14 OF THE
SECURITIES AND EXCHANGE ACT OF 1934 AND
REGULATION 14C AND SCHEDULE 14C THEREUNDER

This Information Statement is circulated to advise the stockholders of action taken without a meeting upon the written consent of the holders of a majority of the outstanding votes of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

This Information Statement has been filed with the SEC and is being furnished to the holders of the outstanding shares of Common Stock of Firemans Contractors, Inc., a Nevada corporation. The purpose of this Information Statement is to provide notice that a majority of the Company’s stockholders, have, by written consent, approved of the Corporate Action.

This Information Statement will be mailed on or about July 25, 2013, to those persons who were stockholders of the Company as of the close of business on May 1, 2013 (the “Record Date”). The Corporate Action is expected to become effective on or about August 15, 2013. The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.

As a majority of the Company’s stockholders have already approved of the Corporate Action by written consent, the Company is not seeking approval for the Corporate Action from any of the Company’s remaining stockholders, and the Company’s remaining stockholders will not be given an opportunity to vote on the Corporate Action. All necessary corporate approvals have been obtained, and this Information Statement is being furnished solely for the purpose of providing advance notice to the Company’s stockholders of the Corporate Action as required by the Securities Exchange Act of 1934 (the “Exchange Act”).

The Company’s Board approved the Corporate Action effective May 1, 2013, and fixed May 1, 2013 as the Record Date for determining the stockholders entitled to give written consent to the Corporate Action. As of May 1, 2013, the majority stockholders who voted for the Corporate Action held an aggregate of shares of the Company’s outstanding stock being equal to approximately 50.22% of the number of then outstanding available votes.

As of the Record Date, there were 948,330,733 shares of Common Stock issued and outstanding; 250,000 shares of Class A Convertible Preferred Stock issued and outstanding; and 5,000,000 shares of Class B Convertible Preferred Stock issued and outstanding.

EXPECTED DATE FOR EFFECTING THE CORPORATE ACTION

Under Section 14(c) of the Exchange Act and Rule 14c-2 promulgated thereunder, the Corporate Action cannot be effectuated until 20 days after the date that a Definitive Information Statement is sent to the Company's stockholders. This Definitive Information Statement will be filed on July 19, 2013. It is anticipated that this Definitive Information Statement will be mailed on or about July 25, 2013 (the “Mailing Date”) to the stockholders of the Company as of the close of business on May 1, 2013 (the “Record Date”). The Company expects to file the amendment to the Articles so as to effectuate the Corporate Action with the Nevada Secretary of State, approximately 20 days after the Mailing Date. The effective date of the amendments to the Articles and related Corporate Action therefore, is expected to be on or after August 15, 2013.

POTENTIAL ANTI-TAKEOVER EFFECTS OF CORPORATE ACTION

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the Corporate Action discussed below, that may be used as an anti-takeover mechanism. In addition, certain provisions of our Articles, bylaws and applicable governing statutes may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by stockholders. Some of the Corporate Action discussed herein may have an over-all effect of making it more difficult to complete a possible acquisition proposal, merger or assumption of control by a principal stockholder and in turn, may make it more difficult to remove the then incumbent management. While it is possible that management could use these provisions to resist or frustrate a third-party transaction as described above, we have no current plans relating to any proposed takeover, have no knowledge of any proposed takeover attempts, nor did we intend to construct or enable any anti-takeover defense or mechanism on our behalf. We have no intent or plan to employ these provisions as anti-takeover devices or for the goal of entrenching the incumbent management and we do not have any plans or proposals to adopt any other provisions or enter into other arrangements that may have material anti-takeover consequences. Below outlines the Company’s potential anti-takeover provisions and protections, both related to the Corporate Action contained herein and include in the Company’s Articles, bylaws and corporate charter documents.

Increase in Authorized Stock

The increase in authorized Common Stock may make it more difficult or prevent or deter a third party from acquiring control of our Company or changing our Board and management, as well as inhibit fluctuations in the market price of our Company’s shares that could result from actual or rumored takeover attempts. The proposed increased in our authorized Common Stock is not the result of any such specific effort, rather, as indicated below, the purpose of the increase in the authorized Common Stock is to provide our Company’s management with certain abilities including, but not limited to, the issuance of Common Stock to be used for public or private offerings, conversions of convertible securities, issuance of options pursuant to employee stock option plans, acquisition transactions and other general corporate purposes, and not to construct or enable any anti-takeover defense or mechanism on behalf of our Company. While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent Shareholders, our Company presently has no intent or plan to employ any additional authorized shares as an anti-takeover device.

Cumulative Voting

Our Company’s Articles and by-laws do not provide for cumulative voting in the election of directors. The combination of the present ownership by a few shareholders of a significant portion of our Company’s issued and outstanding stock and lack of cumulative voting makes it more difficult for other shareholders to replace our Company’s Board or for another party to obtain control of our Company by replacing our Board.

Indemnification Arrangements

Our bylaws provide for indemnification of our directors and officers and provide for the advancement of expenses in connection with actual or threatened proceedings and claims arising out of their status as such to the fullest extent permitted by law, provided, however, that the officer shall not receive indemnification if he or she is finally adjudicated therein to be liable for negligence or misconduct in office. The indemnification provided also extends to good faith expenditures incurred in anticipation of, or preparation for, threatened or proposed litigation. The Board may, in proper cases, extend the indemnification to cover the good faith settlement of any such action, suit, or proceeding, whether formally instituted or not.

Removal of Directors and Filling of Vacancies

The number of votes required to remove a director from the Board and giving remaining directors the sole right to fill a vacancy on the Board may make it more difficult for, or prevent or deter a third party from acquiring control of our Company or changing our Board and management.

CORPORATE ACTIONS

ACTION 1:  1 FOR 50 REVERSE SPLIT OF THE AUTHORIZED AND OUTSTANDING COMMON STOCK.

The Board has approved an amendment to the Articles of Incorporation that would affect a reverse stock split of the outstanding Common Stock on the basis of one share for every fifty shares currently issued and outstanding. Each fifty shares of Common Stock outstanding when the Certificate of Amendment is filed with the Nevada Secretary of State (the “Effective Date”) will be converted automatically into a single share of Common Stock. There will not be a change in the par value of the Common Stock of the Company. To avoid the existence of fractional shares of Common Stock, if a stockholder would otherwise be entitled to receive a fractional share, such stockholder will be entitled to receive an additional whole share. The reverse stock split will occur automatically on the Effective Date without any action on the part of stockholders and without regard to the date certificates representing shares of Common Stock are physically surrendered for new certificates.

Stockholders will hold the same percentage interest in the Company as they held prior to the reverse stock split, but their interest will be represented by one-fiftieth as many shares. For instance, if a stockholder presently owns 50 shares, after the reverse stock split they will own 1 share (50 divided by 50 equals 1 share).

Generally, a reduction in the number of outstanding shares of Common Stock caused by the reverse stock split is anticipated initially to increase the per share market price of the Common Stock, however, because some investors may view the reverse stock split negatively, there can be no assurance that the market price of the Common Stock will reflect proportionately the reverse stock split, that any particular price may be achieved, or that any price gain will be sustained in the future.

An increase in per share price of the Company’s Common Stock, which the Company expects as a consequence of the reverse stock split, may enhance the acceptability of the Common Stock to the financial community and the investing public and potentially broaden the investor pool from which the Company might be able to obtain additional financing. Because of the trading volatility often associated with low-priced stocks, as a matter of policy, many institutional investors are prohibited from purchasing such stocks. For the same reason, brokers often discourage their customers from purchasing such stocks. To the extent that the per share price of the Common Stock increases as a result of the reverse stock split, some of these concerns may be ameliorated.

Additionally, because broker’s commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current per share price of the Company’s Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher. On the other hand, if the reverse stock split is implemented, the number of holders of fewer than 100 shares of common stock (“odd-lots”) may be increased. Typically, brokerage fees charged on the transfer of odd lots are proportionately higher than those charged on the transfer of 100 or more shares of common stock (“round-lots”).

Potential Disadvantages to the Reverse Stock Split

Reduced Market Capitalization. Theoretically, the overall value of the Company will not change as a result of the reverse stock split so that reducing the number of shares outstanding by a factor of five hundred would increase the per share price by a factor of five hundred. However, a reverse stock split is often viewed negatively by the market and, consequently, can lead to a decrease in the overall market capitalization of the Company. As a result, there is no mathematical certainty as to the increase in the price per share that might be expected as result of the reverse stock split, and there can be no assurance that the per share price will increase proportionately to the reverse stock split. If the per share price increases by a factor less than the one-for-five hundred reverse stock split, then the overall market capitalization of the Company will be reduced.

Increased Volatility. The reverse stock split will reduce our outstanding Common Stock to approximately 18,966,615 shares of Common Stock. Of this amount, approximately 70,000 shares will be held by officers, directors, and stockholders owning in excess of 5% of the outstanding Common Stock. This will result in approximately 18,896,615 shares being held in the public float. This reduced number of shares could result in decreased liquidity in the trading market and potential mismatches between supply and demand in the market for the Common Stock at any given time, which could result in changes in the trading price unrelated to the activities or prospects of the Company.

Increased Transaction Costs. As a result of the reverse stock split, the number of shares held by each individual stockholder will be reduced to one-five hundredth of the number previously held. This will increase the number of stockholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to stockholders selling “odd lots” are higher on a per share basis. Consequently, the reverse stock split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their position.

Exchange of Stock Certificates

The Company anticipates that the reverse stock split will become effective on August 15, 2013, which is approximately twenty (20) calendar days after this Information Statement is first mailed to our stockholders, or as soon thereafter as is practicable, which we will refer to as the Effective Date. Beginning on the Effective Date, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares, without any action on the part of the holders of our Common Stock and without regard to current certificates representing shares of our Common Stock being physically surrendered for certificates representing the number of shares of Common Stock each stockholder is entitled to receive as a result of the reverse split. New certificates for shares of our Common Stock will not be issued at this time.

Federal Income Tax Considerations

Neither the Company nor its stockholders should recognize any gain or loss for federal income tax purposes as a result of the reverse stock split. This conclusion is based on the provisions of the Internal Revenue Code of 1986 (the “Code”), existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the “IRS”) with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion. Accordingly, you should consult with your tax advisor.

This discussion may not address certain federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances (such as persons subject to the alternative minimum tax) or to certain types of stockholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions, and tax-exempt entities) who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local, or foreign laws.

You are urged to consult your tax adviser as to the particular tax consequences to you of the reverse stock split, including the applicability of any state, local, or foreign tax laws, changes in applicable tax laws, and any pending or proposed legislation.

ACTION 2: INCREASE IN THE AUTHORIZED COMMON STOCK

The Board has approved an amendment to the Articles of Incorporation that will increase the authorized Common Stock from 19,000,000 shares to 600,000,000 shares, after the reverse stock split. This action  may make it more difficult or prevent or deter a third party from acquiring control of our Company or changing our Board and management, as well as inhibit fluctuations in the market price of our Company’s shares that could result from actual or rumored takeover attempts. The proposed increased in our authorized Common Stock is not the result of any such specific effort, rather, as indicated below, the purpose of the increase in the authorized Common Stock is to provide our Company’s management with certain abilities including, but not limited to, the issuance of Common Stock to be used for public or private offerings, conversions of convertible securities, issuance of options pursuant to employee stock option plans, acquisition transactions and other general corporate purposes, and not to construct or enable any anti-takeover defense or mechanism on behalf of our Company. While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent Shareholders, our Company presently has no intent or plan to employ any additional authorized shares as an anti-takeover device.

ACTION 3:  INCREASE IN THE AUTHORIZED CLASS A CONVERTIBLE PREFERRED STOCK

As part of the Recapitalization, the Board considers it in the best interests of our Company and the stockholders to increase the authorized Class A Convertible Preferred Stock, par value $1.00, from 250,000 shares to 350,000 shares.

Class A shares have no dividend rights, except as may be declared by the Board of Directors in its sole discretion. Class A stock is ranked senior and prior to the Corporation’s common stock as to dividends and upon liquidation. Class A shares have liquidation rights of $10 per share, and are entitled to 1,000 votes each, on any matters requiring shareholders’ vote. One share of Class A stock can be converted into 10 shares of common stock at any time, upon demand from the holder.

There were 250,000 shares of Class A Convertible Preferred Stock outstanding at the Record Date. The Board considers it prudent to have additional shares available for issue, in order to conduct business, raise capital or make acquisitions. Currently, there are no specific plans or proposals to issue additional Class A shares.

ACTION 4:  INCREASE IN THE AUTHORIZED CLASS B CONVERTIBLE PREFERRED STOCK

As part of the Recapitalization, the Board considers it in the best interests of our Company and the stockholders to increase the authorized Class B Convertible Preferred Stock, par value $0.001, from 5,000,000 shares to 40,000,000 shares.

Class B shares have no dividend rights, except as may be declared by the Board of Directors in its sole discretion. Class B stock is ranked junior and subsequent to Class A convertible preferred stock, but senior and prior to the Corporation’s common stock as to dividends and upon liquidation. Class B shares have liquidation rights of $0.10 per share, and are entitled to 100 votes each, on any matters requiring shareholders’ vote. One share of Class B stock can be converted into 10 shares of common stock at any time, upon demand from the holder.

There were 5,000,000 shares of Class B Convertible Preferred Stock outstanding at the Record Date. The Board considers it prudent to have additional shares available for issue, in order to conduct business, raise capital or make acquisitions. Currently, there are no specific plans or proposals to issue additional Class B shares.

EXPECTED DATE FOR EFFECTING THE CORPORATE ACTION

Under Section 14c of the Exchange Act and Rule 14c-2 promulgated thereunder, the Corporate Action cannot be affected until 20 days after the date this Definitive Information Statement is sent to the Company’s stockholders. The Company expects this Definitive Information Statement will be sent on or about July 25, 2013, to the stockholders of the Company as of the Record Date.

Pursuant to the consent resolutions adopted by a majority of the stockholders, notwithstanding the fact that the Corporate Action has been approved by the Company’s majority stockholders, the Company’s Board may, by resolution, abandon the Corporate Action at any time prior to the effective date of the Corporate Action without any further action by the Company’s stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common and Preferred Stock as of May 1, 2013, by the following persons:
•each person who is known to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of Common Stock;
•each of our directors and executive officers; and
•all of our directors and executive officers as a group.

Name And Address	Number Of Shares Beneficially Owned	Percentage of Class Owned
Renee Gilmore, President, CEO & Director *	250,000	100.00%
All directors, officers and 5% Class A Convertible Preferred shareholders as a group	250,000	100.00%

Renee Gilmore, President, CEO & Director *	5,000,000	100.00%
All directors, officers and 5% Class B Convertible Preferred shareholders as a group	5,000,000	100.00%

Renee Gilmore, President, CEO & Director *	500,000	0.03%
Nikolay Frolov, CFO & Director *	3,000,000	0.18%
All directors, officers and 5% Common Stock shareholders as a group	3,500,000	0.21%

* Business address for all persons listed in the table is: 2313 E Loop 820 N, Fort Worth, TX 76118

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from the date of this report and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from the date of this report.

DISSENTER’S RIGHTS OF APPRAISAL

The Nevada Revised Statutes do not provide for dissenter’s rights in connection with the proposed amendment to our Articles of Incorporation.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed Corporate Action which is not shared by all other stockholders.

FORWARD-LOOKING STATEMENTS

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

ADDITIONAL INFORMATION

This Information Statement should be read in conjunction with certain reports that we previously filed with the SEC, and are incorporated herein by reference, including our:

• Annual Report on Form 10-KA, as amended, for the year ended June 30, 2012, filed on October 12, 2012
• Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed on May 20, 2013

The reports we file with the SEC and the accompanying exhibits may be inspected without charge at the Public Reference Section of the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such materials may also be obtained from the SEC at prescribed rates. The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of the Reports may be obtained from the SEC’s EDGAR archives at http://www.sec.gov. We will also mail copies of our prior reports to any stockholder upon written request.

Dated: July 19, 2013 By order of the Board of Directors /s/ Renee Gilmore By: Renee Gilmore Its: President